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                                                                     EXHIBIT 5


     [LETTERHEAD OF HALL, DICKLER, LAWLER, KENT & FRIEDMAN APPEARS HERE]


                                                                 March 7, 1994

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Capital Cities/ABC, Inc. Registration Statement
     on Form S-8 of 60,000 Shares of Common Stock,
     Par Value $1.00 Per Share
     ------------------------------------------------

Gentlemen:

     We are rendering this opinion as counsel for Capital Cities/ABC, Inc.
(the "Company"), a corporation organized under the laws of the State of New York, in connection with the registration of 60,000 shares of common stock, par value $1.00 per share ("Common Stock"), for sale upon the exercise of options granted or to be granted pursuant to the Company's 1991 Stock Option Plan
("the Plan") under the Securities Act of 1933, as amended, filed on Form S-8 under date of March 8, 1994 (the "Registration Statement").

     We have examined such corporate records, other documents and matters of fact and law as we considered necessary for the purpose of rendering this opinion, including the Restated Certificate of Incorporation of the Company and amendments thereto, the By-laws of the Company, minutes of meetings of directors and shareholders of the Company, the Registration Statement, including the Prospectus which forms a part thereof, and the Plan.

     Based on the foregoing, it is our opinion that the Common Stock to be sold by the Company, when issued and delivered in the manner described in the Prospectus and in accordance with the Plan, will be duly and validly issued and outstanding, fully paid and nonassessable shares of Common Stock.

     We further hereby consent to all references to us in the Registration Statement, including the Prospectus which forms a part thereof.

                          Very truly yours,

                          /s/ Hall, Dickler, Lawler, Kent & Friedman

                          HALL, DICKLER, LAWLER, KENT & FRIEDMAN


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